Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 12, 2025, relating to the financial statement of the VegaShares Buy Now, Pay Later ETF (the “Fund”), a series of VegaShares ETF Trust, as of November 28, 2025, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

December 12, 2025